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                                                                    EXHIBIT 99.1
[LOGO OF US SEARCH.COM]

For Immediate Release


CONTACT:

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
Company                    Morgen-Walke Associates           Edge Communications, Inc.
US SEARCH.com              Investor Relations                Public Relations
310.302.6300               415.296.7383                      818.719.9292
William Langley            Leigh Parrish, Jonathan Schaffer  Ken Greenberg
Chief Financial Officer    lparrish@mwa-sf.com               ken@edgepress.com
                           -------------------               -----------------
wgl@ussearch.com           Financial Media Relations
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                           Christopher Katis
                           ckatis@mwa-sf.com
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                US SEARCH.COM ANNOUNCES PRIVATE FINANCING FROM
                           PEQUOT CAPITAL MANAGEMENT

 Additional Capital Will Enable Company to Leverage Core Business Strengths to
                  Expand Information Services Into New Markets

  Pequot to Purchase 3.5 Million US SEARCH Shares From Kushner-Locke Reducing
                  Kushner-Locke's Stock Ownership to Under 50%

US SEARCH.com Inc. (Nasdaq:SRCH), a worldwide leader in Internet-based information search services, today announced that it has completed a private financing for up to $27.5 million from Pequot Private Equity Group, the venture capital arm of Pequot Capital Management, Inc. The Company has initially received an investment of $10 million. As part of the transaction, Pequot will also purchase 3.5 million shares of the Company's common stock from The Kushner-Locke Company, subject to regulatory approval.

The financing will be used to extend US SEARCH's position as a market leader in its established consumer and business-to-business information services, increase its customer base, and broaden its business to an expanded vision of US SEARCH being the central 'Trust Advocate(SM)' for ebusiness transactions.

Brent Cohen, president and Chief Executive Officer of US SEARCH, said, "We are delighted to partner with Pequot Capital and gain access to potential valuable relationships with other companies in its investment portfolio as well as the financial strength to move forward with our plans to develop and launch new categories of information services for businesses and consumers. Pequot has backed leading companies in the technology industry, and its track record is among the best in the industry. In the current market environment for raising capital, we
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believe that the support and involvement of such a sophisticated investment firm is a strong endorsement of our business strategy.

"We believe there is a tremendous opportunity for expansion of the online information services market," continued Cohen. "Fraud is the single greatest inhibitor to the rise of ebusiness transactions and simple authentication and credit verification services are insufficient. As the enormous demand for information anywhere, any time evolves, the 'traditional handshake' is being replaced with the completion of an informed decision facilitated by timely and secure access to information to validate the trustworthiness of the transaction. US SEARCH has the ability to leverage its core strengths and existing infrastructure to expand the Company's services to penetrate and lead this emerging market by providing comprehensive Trust Advocacy(SM) services for businesses and consumers across the globe."

"With new management comprised of industry veterans, we believe US SEARCH now has the right team to direct the Company's growth and execute its strategic plans to be the leading enabler of trusted ebusiness transactions," said Lawrence D. Lenihan, Jr., managing director of Pequot Capital Management. "Pequot invests to grow market leaders, and US SEARCH has clearly established itself as a leader in the online information services sector. The Company's core platform of technology and capabilities provides a unique base upon which US SEARCH can expand its business to this new Trust Advocacy(SM) market. We are excited to participate in the Company's transition and future growth."

Under the terms of the financing agreement, assuming the Company receives the total $27.5 million financing, the Company will have issued Series A Convertible Preferred Stock and warrants convertible into as much as 16.1 million shares of Common Stock. The Company has received $10 million and will receive an additional $10 million if it meets certain performance objectives. The Company may receive up to an additional $7.5 million upon the exercise of warrants by Pequot. The conversion price of the Series A Preferred Stock is $1.70. As part of the agreement, two existing directors are expected to relinquish their seats on the Company's board of directors and Pequot will be granted two board seats.

As a result of the transaction, Kushner-Locke, which currently owns 52.6% of US SEARCH, will have its ownership reduced to under 50% and will no longer be the Company's majority shareholder. Assuming the Company receives the total $27.5 million financing and Pequot exercises all its warrants and converts its preferred stock, Pequot will hold on a fully diluted basis approximately 40% of all US SEARCH stock with Kushner-Locke holding 13%.

About US SEARCH.com

US SEARCH (Nasdaq:SRCH - news) is a worldwide leader of Internet-based
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information and risk management services. The Company provides individual, corporate and professional clients with a broad range of information services that help its customers make faster, safer and smarter decisions. The Company is headquartered in Los Angeles. For more information, visit the Company's Web site at www.ussearch.com.
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About Pequot Capital Management

Pequot Capital Management, Inc. is a 100% employee-owned, research intensive investment fund firm, headquartered in Westport, Conn., with offices in New York and California, and has more than $10 billion under management. Pequot Private Equity Group is the venture capital arm of Pequot Capital Management. Pequot focuses on the complete life cycle of a company -- from the start-up phase through formative and growth periods, through to more mature stages, when a company is successfully executing its strategy and, potentially, poised to dominate a market. For more information, visit www.pequotcap.com.
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US SEARCH.com Forward-Looking Statements

This news release may contain forward-looking statements regarding future events or the future performance of US SEARCH.com with respect to, among other things, the expected benefits of and uses of the proceeds of the transaction with Pequot Private Equity Group, the demand for and the availability of the Company's services, plans for new products and services, and the affiliate marketing program, the trust advocacy business, the benefits of agreements with third parties, the Company's plans for expansion and growth especially in the B2B segment, volume and trends in Web site traffic, capabilities of its technical infrastructure, ability to achieve efficiencies and profitability, and US SEARCH.com's ability to grow its business and expand its service offerings. These projections and statements involve risks and uncertainties. Readers are referred to the documents filed by US SEARCH.com with the Securities and Exchange Commission, specifically those included in the Company's latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. US SEARCH.com's actual future events or results may differ materially as a result of risks facing US SEARCH.com or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, US SEARCH.com's ability to expand and market its product line and service offerings, particularly those intended for the B2B market and trust advocacy, maintain and establish partnerships and Internet marketing arrangements, respond to changes in the competitive environment, achieve increased efficiencies and profitability, lower acquisition costs, and expand and improve its infrastructure, facilities and operational capacity.

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